                                                                    EXHIBIT 99.1


                         (BACK YARD BURGERS LETTERHEAD)



Contact:   Michael G. Webb
           Chief Financial Officer
           (901) 367-0888 Ext. 1226



                            BACK YARD BURGERS REPORTS
                  RECORD REVENUES AND PROFITS FOR FIRST QUARTER

MEMPHIS, TENNESSEE (APRIL 22, 2003) -- Back Yard Burgers, Inc. (Nasdaq SmallCap:BYBI) today announced results for the first quarter of 2003.

- Total revenues for the 13-week period ended March 29, 2003, were $8,574,000, a record first quarter for the company and an increase of 4.8% over total revenues for the 13 weeks ended March 30, 2002. The increase primarily is the result of the net increase of three company-operated restaurants since March 30, 2002, offset by a decline in same-store sales since the prior year. Franchise and area development fees increased due to opening of five franchised restaurants in the 13-week period ended March 29, 2003, compared with two franchised restaurant openings in the year-earlier period. Royalty fees also rose over the year-earlier period due to a net increase of 14 franchised restaurants since March 30, 2002.

- The company reported record first quarter net income for the 13-week period ended March 29, 2003. Net income for the first quarter of 2003 was $250,000, or $0.05 per diluted share, an increase of 10.1% over net income for the first quarter of 2002 of $227,000, or $0.04 per diluted share. The increase is primarily due to the revenue growth described above.

- For the first quarter of 2003, same-store sales for company-operated restaurants decreased 6.0% from the comparable period in 2002 while same-store sales for franchised restaurants declined 6.1% for the same period. Management attributes the decline in same-store sales to several factors, including a weak overall economy, competitive discounting, inclement weather in key markets, declining consumer confidence and concerns about the war in Iraq.

- Unit activity for the quarter included five franchised store openings (including one co-branded restaurant with Taco Bell operations under the company's Multi-Brand Development Agreement with YUM! Brands, Inc.) and one franchised store closing.

As of March 29, 2003, the company's restaurant system comprised 123 units, including 42 company-operated stores and 81 franchised stores (of which six were co-branded restaurants under the agreement with Yum! Brands, Inc.). Expansion plans for the remainder of 2003 include the opening of three company-operated stores and 16 franchised stores (including four co-branded restaurants under the agreement with Yum! Brands, Inc.).

Back Yard Burgers operates and franchises quick-service restaurants in the Memphis, Little Rock and Nashville markets as well as other markets across 17 states. The restaurants specialize in charbroiled, freshly prepared, great-tasting food. As its name implies, Back Yard Burgers strives to offer the same high-quality ingredients and special care typified by outdoor grilling in the backyard. Its menu features made-to-order gourmet Black Angus hamburgers and chicken sandwiches - charbroiled over an open flame, fresh salads, chili and other specialty items, including hand-dipped milkshakes, fresh-made lemonade and fresh-baked cobblers.


                                     -MORE-

BYBI Reports First Quarter Results
Page 2
April 22, 2003


                             BACK YARD BURGERS, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS

                                                      THIRTEEN WEEKS ENDED
                                                  ----------------------------
                                                   MARCH 29,         MARCH 30,
                                                     2003              2002
                                                  ----------        ----------
Restaurant sales                                  $7,577,000        $7,311,000
Total revenues                                     8,574,000         8,179,000
Income before income taxes                           385,000           360,000
Income taxes                                         135,000           133,000

Net income                                        $  250,000        $  227,000

Income per share:
    Basic                                         $     0.05        $     0.05
    Diluted                                       $     0.05        $     0.04

Weighted average shares outstanding:
    Basic                                          4,721,000         4,691,000
    Diluted                                        4,979,000         5,111,000


This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number of company-operated and franchised restaurants and co-branded outlets the company anticipates opening during fiscal year 2003. There are certain important factors that could cause actual results to differ materially from those anticipated by the statements made herein. Among the factors that could cause actual results to differ from predicted or expected results are: delays in opening new stores or outlets because of weather, local permitting or other reasons; increased competition and competitive discounting; cost increases or shortages in raw food products; and the possibility of unforeseen events affecting the industry generally. The forward-looking statements reflect management's current expectations. The company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.






                                     -MORE-

BYBI Announces First Quarter Results
Page 3
April 22, 2003



                             BACK YARD BURGERS, INC
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)


                                                          THIRTEEN WEEKS ENDED
                                                        ------------------------
                                                        03/29/03        03/30/02
                                                        --------        --------
Revenues:
     Restaurant sales                                    $ 7,577         $ 7,311
     Franchise and area development fees                      90              27
     Royalty fees                                            582             516
     Advertising fees                                        145             130
     Other                                                   180             195
                                                         -------         -------
       Total revenues                                      8,574           8,179
                                                         -------         -------

Expenses:
     Cost of restaurant sales                              2,418           2,291
     Restaurant operating expenses                         3,641           3,470
     General and administrative                            1,095           1,066
     Advertising                                             477             460
     Depreciation and amortization                           420             325
                                                         -------         -------
       Total expenses                                      8,051           7,612
                                                         -------         -------

     Operating income                                        523             567

Interest income                                                3               4
Interest expense                                            (126)           (132)
Other, net                                                   (15)            (79)
                                                         -------         -------
     Income before income taxes                              385             360
Income tax expense                                           135             133
                                                         -------         -------

Net income                                               $   250         $   227
                                                         =======         =======

Income per share:
     Basic                                               $  0.05         $  0.05
                                                         =======         =======
     Diluted                                             $  0.05         $  0.04
                                                         =======         =======

Weighted average number of common shares and
     common equivalent shares outstanding:
     Basic                                                 4,721           4,691
                                                         =======         =======
     Diluted                                               4,979           5,111
                                                         =======         =======



                                     -END-